                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                                   REGISTRATION NO. 333-________
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               BOWATER INCORPORATED
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                                       62-0721803
----------------------------------          ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                     55 EAST CAMPERDOWN WAY, P.O. BOX 1028
                       GREENVILLE, SOUTH CAROLINA  29602
                       ---------------------------------
                    (Address of principal executive offices)

             GREAT NORTHERN PAPER, INC. HOURLY 401(K) SAVINGS PLAN
             -----------------------------------------------------
                            (Full title of the Plan)

                            WENDY C. SHIBA, ESQUIRE
                    SECRETARY AND ASSISTANT GENERAL COUNSEL
                              BOWATER INCORPORATED
                     55 EAST CAMPERDOWN WAY, P.O. BOX 1028
                       GREENVILLE, SOUTH CAROLINA  29602
                                (864) 271-7733
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
==============================================================================================================
       Title of               Amount            Proposed Maximum      Proposed Maximum          Amount of
      Securities               to be             Offering Price           Aggregate         Registration Fee
         To be              Registered             Per Share*          Offering Price*
      Registered
==============================================================================================================
 Common Stock,                700,000               $37.00               $25,900,000              $8,931.03
 $1.00 par value
==============================================================================================================


         * The offering price for such shares is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the consolidated reporting system for November 25, 1996.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
           _________________________________________________________

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Pursuant to General Instruction E of the instructions to Form S-8, Bowater Incorporated (the "Registrant") and the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (the "Plan") hereby incorporate by reference the contents of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 33-64371). The current registration of 700,000 shares of common stock of the Registrant will increase the number of shares registered for issuance under the Plan to 885,000 shares.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 with respect to shares of Common Stock offered under the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, this 22 day of November, 1996.

                                           BOWATER INCORPORATED

                                           By: /s/
                                               -------------------------------
                                                   Arnold M. Nemirow
                                                   Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, in the City of Greenville, State of South Carolina, as of this 22 day of November, 1996.


         Signature                                          Title
         ---------                                          -----


/s/                                Chairman, President and Chief Executive
------------------------------     Officer (principal executive officer)
       Arnold M. Nemirow


/s/                                Senior Vice President and Chief Financial
------------------------------     Officer (principal financial officer)
       David G. Maffucci


/s/                                Vice President and Controller
------------------------------     (principal accounting officer)
       Michael F. Nocito


               *                   Director
------------------------------
       Francis J. Aguilar


               *                   Director
------------------------------
       Hugh D. Aycock


               *                   Director
------------------------------
       Richard Barth


               *                   Director
------------------------------
       Kenneth M. Curtis

             *                      Director
-----------------------------
     H. Gordon MacNeill


             *                      Director
-----------------------------
     Donald R. Melville


             *                      Director
-----------------------------
     John A. Rolls


             *                      Director
-----------------------------
     James L. Pate




* Wendy C. Shiba, by signing her named hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons, in the City of Greenville, State of South Carolina, as of this 22 day of November, 1996.


                                           By:  /s/
                                                ----------------------------
                                                     Wendy C. Shiba
                                                     Attorney-in-Fact



         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Great Northern Paper, Inc. Hourly 401(k) Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of this 22 day of November, 1996.


                                           GREAT NORTHERN PAPER, INC.
                                           HOURLY 401(K) SAVINGS PLAN

                                           By:  /s/
                                                ---------------------------
                                                    Aaron B. Whitlock
                                                    Plan Administrator

                                    EXHIBITS

         Pursuant to General Instruction E of the instructions to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statement filed by the Registrant and the Plan on Form S-8 (Registration No. 33-64371). The following additional exhibits are filed as part of this Registration Statement.

Exhibit Number            Description
--------------            -----------

       4.1                Third Amendment to the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, Effective as of
                          the date provided therein.

       4.2                Fourth Amendment to the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, Effective as of
                          the dates provided therein.

       4.3                Fifth Amendment to the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, Effective as of
                          the date provided therein.

       4.4                Sixth Amendment to the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, Effective as of
                          the date provided therein.

       23.1               Consent of KPMG Peat Marwick LLP, dated November 26, 1996.

       24.1               Powers of Attorney authorizing the signing of the Registration Statement and amendments hereto on behalf of the Registrant's directors.